UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2022
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
As previously announced, on March 10, 2022, Post Holdings, Inc. (the “Company”) completed the distribution of approximately 80.1% of its shares of the common stock of BellRing Brands, Inc. (“BellRing”) to the Company’s shareholders (the “distribution”). Immediately following the distribution, the Company retained 19,397,339 shares of the common stock of BellRing (the “Retained BellRing Shares”).

Also as previously announced, on July 25, 2022, the Company entered into a Joinder Agreement No. 2 (the “Joinder Agreement”) by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the institutions constituting the Funding Incremental Term Loan Lenders (as described below), Barclays Bank PLC, as administrative agent and JPMorgan Chase Bank, N.A., as sub-agent to the administrative agent. The Joinder Agreement provided for an incremental term loan (the “Incremental Term Loan”) of $450 million under the Company’s Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as amended). The Funding Incremental Term Loan Lenders are Barclays Bank PLC, Citicorp North America, Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC. Pursuant to the Joinder Agreement, the Company borrowed $450 million as the Incremental Term Loan on July 25, 2022.

As previously announced, pursuant to an Exchange Agreement, dated as of August 8, 2022, by and between the Company and the Funding Incremental Term Loan Lenders, on August 11, 2022, the Company transferred 14,800,000 of the Retained BellRing Shares to the Funding Incremental Term Loan Lenders (or their respective designees) to repay and retire approximately $340 million in aggregate principal amount of the Incremental Term Loan, excluding any accrued interest, which was paid with cash off of the Company’s balance sheet (such exchange, the “Debt-for-Equity Exchange”). Immediately after giving effect to the Debt-for-Equity Exchange, the Company held 4,597,339 shares of the common stock of BellRing.

Also, as previously announced on August 9, 2022, the Company requested that BellRing register the disposition of 14,800,000 shares of BellRing common stock (the “Offering Shares”) by the Funding Incremental Term Loan Lenders or their designees. An underwritten offering of the Offering Shares at a price to the public of $23.50 per Offering Share closed on August 11, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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